Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-137381 of our report dated September 15, 2006, relating to the financial statements and financial statement schedule of Guidance Software, Inc. as of and for the year ended December 31, 2005, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

October 20, 2006